Exhibit 24.1

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent A. Calarco and John T. Ferguson II, and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his/her substitutes, may lawfully do or cause to be done by virtue hereof.

     SIGNATURE                        TITLE
     ---------                        -----


     /s/ Vincent A. Calarco           Chairman, President and Chief Executive
     -------------------------        Officer (principal executive officer)
     Vincent A. Calarco

     /s/ Charles J. Marsden           Vice President-Finance, Chief Financial
     -------------------------        Officer and Director (principal financial
     Charles J. Marsden               officer)

     /s/ Peter Barna                  Treasurer (principal accounting officer)
     -------------------------
     Peter Barna


     /s/ James A. Bitonti             Director
     -------------------------
     James A. Bitonti


     /s/ Robert A. Fox                Director
     -------------------------
     Robert A. Fox


     /s/ Roger L. Headrick            Director
     -------------------------
     Roger L. Headrick


     /s/ Leo I. Higdon, Jr.           Director
     -------------------------
     Leo I. Higdon, Jr.


     /s/ Michael W. Huber             Director
     -------------------------
     Michael W. Huber


     /s/ C.A. Piccolo                 Director
     -------------------------
     C.A. Piccolo


     /s/ Patricia K. Woolf            Director
     -------------------------
     Patricia K. Woolf, Ph.D